Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 21, 2014, with respect to the balance sheet of The GEO Group REIT, Inc. as of December 31, 2013, which is included in this Registration Statement. We consent to the inclusion in the Amendment No. 1 to the Registration Statement and related Prospectus on Form S-4 of the aforementioned report, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Miami, Florida

March 21, 2014